SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into as of this 9th day of September, 2024, by and among Raadr, Inc., a Nevada corporation (“RDAR”), Mexedia Inc., a Florida corporation (“Acquired Company”), and Mexedia S.p.A. S.B., the owner of Acquired Company (the “Owner”).

RECITALS

WHEREAS, this Agreement is one of a series of agreements that would, when consummated, result in the Company’s (a) having acquired businesses and assets valued in excess of USD$60,000,000 and (b) having undergone a change in control (collectively, the “Change-in-Control Agreements”);

WHEREAS, the Boards of Directors of RDAR, Acquired Company and the Owner have determined that an acquisition of all of the issued and outstanding shares of capital stock of Acquired Company by RDAR through a share exchange upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”) would be in the best interests of RDAR, Acquired Company and the Owner; and

WHEREAS, and the Boards of Directors of RDAR and Acquired Company have each approved the Share Exchange; and

WHEREAS, this Agreement is under consideration by the Board of Directors of the Owner for formal determination and approval; and

WHEREAS, pursuant to the Share Exchange, all of the right, title and interest in and to all of the issued and outstanding shares of capital stock of Acquired Company (the “Ownership Interest”) will be exchanged for 45,000 shares of Series F Preferred Stock of RDAR, the Certificate of Designation of which is attached hereto as Exhibit A, including the common stock into which such shares may be converted (the “Exchange Shares”); and

WHEREAS, RDAR, Acquired Company and the Owner desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

Article I.

The Exchange

1.1Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the “Nevada Statutes”), at the Closing (defined below), the parties shall do the following:

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(a)Acquired Company shall cause the Owner to convey, assign and transfer the Ownership Interest to RDAR by delivering to RDAR duly executed assignments in proper form for transfer. The Ownership Interest transferred to RDAR at the Closing shall constitute 100% of the issued and outstanding shares of capital stock of Acquired Company.

(b)As consideration for its acquisition of the Ownership Interest, RDAR shall issue the Exchange Shares to the Owner by delivering a book entry record to the Owner evidencing the Exchange Shares (the “Exchange Shares Certificate”).

1.2Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing date of the Exchange (the “Closing”) will take place on the business day upon satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the “Closing Date”), at such time and location as may be agreed upon by RDAR and Acquired Company; provided, however, that the Closing shall take place no later than January 31, 2025.

1.3Reorganization.

(a)As of the Closing, Jacob DiMartino shall resign as RDAR’s sole director and officer and Orlando Taddeo shall be appointed as the sole director and officer of RDAR.

(b)If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in RDAR the title to any property, rights, privileges, powers and franchises of Acquired Company by reason of, or as a result of, the Share Exchange, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in RDAR, and otherwise to carry out the provisions of this Agreement.

Article II.

Compliance with Applicable Securities Laws

2.1Covenants, Representations and Warranties of the Owner.

(a)The Owner acknowledges and agrees that it is acquiring the Exchange Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Exchange Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”)) directly or indirectly unless:

(1)the sale is to RDAR; or

(2)the Exchange Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to RDAR an opinion of counsel to that effect or such other written opinion as may be reasonably required by RDAR.

(b)The Owner acknowledges and agrees that the book entry record representing the Exchange Shares shall bear a restrictive legend, substantially in the following form:

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“THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c)The Owner represents and warrants that it:

(1)is not aware of any advertisement of, or other form or general solicitation with respect to, any of the Exchange Shares being issued hereunder;

(2)acknowledges and agrees that RDAR will refuse to register any transfer of the Exchange Shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws; and

(3)acknowledges and agrees to RDAR making a notation on its records or giving instructions to the registrar and transfer agent of RDAR in order to implement the restrictions on transfer set forth and described herein.

Article III.

Representations and Warranties

3.1Representations and Warranties of Acquired Company and the Owner. As a material inducement for RDAR to enter into this Agreement and to consummate the transactions contemplated hereby, Acquired Company and the Owner hereby make the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by RDAR regardless of any investigation made or information obtained by RDAR (unless and to the extent specifically and expressly waived in writing by RDAR on or before the Closing Date):

(a)Organization, Standing and Power; No Disability. Acquired Company is duly organized, validly existing and in good standing under the laws of the State of Florida. The Owner is duly organized, validly existing and in good standing under the laws of its organization.

(b)Subsidiaries. Acquired Company has two subsidiaries: (1) Matchcom Technologies, Inc., a Florida corporation; and (2) Phonetime, Inc., a Florida corporation.

(c)Corporate Documents. Schedule 3.1(c) contains true and correct copies of the Articles of Incorporation and bylaws of Acquired Company, each as amended to date.

(d)Ownership Interest. The Ownership Interest represents 100% of the issued and outstanding shares of capital stock of Acquired Company. Acquired Company also warrants that there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Acquired Company. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which Acquired Company is a party or by which it is bound obligating Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of Acquired Company or obligating Acquired Company to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are

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no outstanding contractual obligations, commitments, understandings or arrangements of Acquired Company to repurchase, redeem or otherwise acquire or make any payment in respect of the capital stock of Acquired Company.

(e)Capitalization of Acquired Company. Schedule 3(e) sets forth the issued and outstanding shares of capital stock of Acquired Company (the Ownership Interest). All of Acquired Company’s issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid and non-assessable.

(f)Authority; Non-contravention. Acquired Company and the Owner have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Acquired Company and its Owner and the consummation by Acquired Company and the Owner of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of Acquired Company. This Agreement has been duly executed and when delivered by Acquired Company and the Owner shall constitute a valid and binding obligation of Acquired Company and the Owner, enforceable against Acquired Company and the Owner, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Acquired Company under, (1) the articles of incorporation or bylaws of Acquired Company, (2) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Acquired Company, its properties or assets, or (3) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Acquired Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Acquired Company or could not prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement.

(g)Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Acquired Company in connection with the execution and delivery of this Agreement by Acquired Company or the consummation by Acquired Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) or pursuant to the rules of OTC Markets.

(h)Financial Statements.

(1)At Closing, RDAR will have received from Acquired Company a copy of its unaudited financial statements for the years ended December 31, 2023 and 2022, and for the six months ended June 30, 2024 (collectively, the “Acquired Company Financial Statements”). The Acquired Company Financial Statements fairly present the financial condition of Acquired Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all

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claims, debts and liabilities of Acquired Company, fixed or contingent, and of whatever nature.

(2)Since June 30, 2024, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Acquired Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of Acquired Company except in the ordinary course of business.

(3)Since June 30, 2024, Acquired Company has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any securities of Acquired Company, and has not granted or agreed to grant any other right to subscribe for or to purchase any securities of Acquired Company or has incurred or agreed to incur any indebtedness for borrowed money.

(i)Absence of Certain Changes or Events. Since June 30, 2024, Acquired Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(1)material adverse change with respect to Acquired Company including any amendments to its formation and governance documents;

(2)event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1 without prior consent of RDAR;

(3)condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement;

(4)incurrence, assumption or guarantee by Acquired Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to RDAR in writing;

(5)creation or other incurrence by Acquired Company of any lien on any asset other than in the ordinary course consistent with past practices;

(6)transaction or commitment made, or any contract or agreement entered into, by Acquired Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Acquired Company of any contract or other right, in either case, material to Acquired Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(7)labor dispute, other than routine, individual grievances, or, to the knowledge of Acquired Company, any activity or proceeding by a labor union or representative thereof to organize any employees of Acquired Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(8)payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

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(9)write-offs or write-downs of any assets of Acquired Company;

(10)creation, termination or amendment of, or waiver of any right under, any material contract of Acquired Company;

(11)damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Acquired Company;

(12)other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Acquired Company; or

(13)agreement or commitment to do any of the foregoing.

(j)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Acquired Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(k)Litigation; Labor Matters; Compliance with Laws.

(1)Except as set forth in Schedule 3(k)(1), there is no suit, action or proceeding or investigation pending or, to the knowledge of Acquired Company, threatened against or affecting Acquired Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Acquired Company or prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Acquired Company having, or which, insofar as reasonably could be foreseen by Acquired Company, in the future could have, any such effect.

(2)Acquired Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Acquired Company.

(3)The conduct of the business of Acquired Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(l)Benefit Plans. Acquired Company is not a party to any Benefit Plan under which Acquired Company currently has an obligation to provide benefits to any current or former employee, officer or director of Acquired Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any membership interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

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(m)Tax Returns and Tax Payments.

(1)Acquired Company has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes, as that term is hereinafter defined, due and owing by Acquired Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Acquired Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Acquired Company by a taxing authority in a jurisdiction where Acquired Company does not fileTax Returns that it is or may be subject to taxation by that jurisdiction. Since inception, Acquired Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.

(2)No material claim for unpaid Taxes has been made or become a lien against the property of Acquired Company or is being asserted against Acquired Company, no audit of any Tax Return of Acquired Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Acquired Company and is currently in effect. Acquired Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(3)As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “ Tax Return “ shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(n)Environmental Matters. Acquired Company is in compliance with all Environmental Laws in all material respects. Acquired Company has not received any written notice regarding any violation of any Environmental Laws, as that term is hereinafter defined, including any investigatory, remedial or corrective obligations. Acquired Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Acquired Company, and is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials, as that term is hereinafter defined, have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Acquired Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Acquired Company. Acquired Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Acquired Company. Acquired Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Acquired Company. There are no past, pending or threatened claims under Environmental Laws against Acquired Company and Acquired Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Acquired Company pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying

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any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(o)Material Contracts. All Material Contracts copies of which have been furnished to RDAR. Acquired Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, as that term is hereinafter defined; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Acquired Company is a party (1) with expected receipts or expenditures in an amount in excess of two percent (2%) of Acquired Company’s gross revenues for the 12 months ended July 31, 2025, (2) requiring Acquired Company to indemnify any person in an amount that is expected to exceed ten percent (10%) of Acquired Company’s owners’ equity as of the date of Closing, (3) granting exclusive rights to any party, (4) evidencing indebtedness for borrowed or loaned money in an amount in excess of ten percent (10%) of Acquired Company’s owners’ equity, including guarantees of such indebtedness, as of the date of Closing, or (5) which, if breached by Acquired Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Acquired Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(p)Properties. Acquired Company has no real property. Any facilities held under lease by Acquired Company is held by it under valid, subsisting and enforceable leases of which Acquired Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(q)Intellectual Property.

(1)As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “ Intellectual Property “ means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “ Company License Agreements “ means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which Acquired Company is a party or otherwise bound; and the term “ Software “ means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(2)Acquired Company owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of Acquired Company, none of Acquired Company’s Intellectual Property or License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Acquired Company or its successors.

(r)Affiliate Transactions. Except as set forth in Schedule 3(r), no officer, director or employee of Acquired Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held

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corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with Acquired Company or any interest in any of their property of any nature, used in or pertaining to the business of Acquired Company. None of the foregoing persons has any direct or indirect interest in any competitor, supplier or customer of Acquired Company or in any person from whom or to whom Acquired Company leases any property or transacts business of any nature.

(s)Undisclosed Liabilities. Except as set forth in Schedule 3(s), Acquired Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise.)

(t)Full Disclosure. All of the representations and warranties made by Acquired Company in this Agreement, and all statements set forth in the certificates delivered by Acquired Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Acquired Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to RDAR or its representatives by or on behalf of any of Acquired Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.2Representations and Warranties of RDAR. As a material inducement for Acquired Company and the Owner to enter into this Agreement and to consummate the transactions contemplated hereby, RDAR hereby makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Acquired Company regardless of any investigation made or information obtained by Acquired Company (unless and to the extent specifically and expressly waived in writing by Acquired Company on or before the Closing Date):

(a)Organization, Standing and Corporate Power. RDAR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. RDAR is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to RDAR.

(b)Subsidiaries. RDAR has no subsidiaries.

(c)Capitalization of RDAR. The entire authorized capital stock of RDAR consists of 15,000,000,000 common shares, par value $0.001 per share, of which 4,433,149,661 shares are issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.001 per share, (1) 1,000,000 shares of which are designated Series E Preferred Stock and 1,000,000 shares of which are issued and outstanding and (2) 75,000 shares of which are designated Series F Preferred Stock and no shares of which are issued and outstanding. All of RDAR’s issued and outstanding shares have been duly authorized, are validly issued, fully paid and non-assessable.

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Except as set forth in Schedule 3.2(c), there are no other shares of RDAR capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth in Schedule 3.2(c), no shares of capital stock or other equity securities of RDAR are issued, reserved for issuance or outstanding.

The Exchange Shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)Corporate Authority; Non-contravention. RDAR has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by RDAR and the consummation by RDAR of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of RDAR. This Agreement has been duly executed and when delivered by RDAR shall constitute a valid and binding obligation of RDAR, enforceable against RDAR in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of RDAR under (1) its articles of incorporation, bylaws, or other charter documents; (2) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to RDAR,its properties or assets; or (3) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to RDAR, its properties or assets, other than, in the case of clauses (2) and (3), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to RDAR or could not prevent, hinder or materially delay the ability of RDAR to consummate the transactions contemplated by this Agreement.

(e)Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to RDAR in connection with the execution and delivery of this Agreement by RDAR, or the consummation by RDAR of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

(f)Financial Statements.

(1)The unaudited financial statements of RDAR included in the reports, schedules, forms, statements and other documents filed by RDAR with OTC Markets (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “RDAR Financial Information”) comply as to form in all material respects with applicable accounting requirements and the published rules of OTC Markets with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of RDAR and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended. Except as set forth in the RDAR Financial Information, at the date of the most recent unaudited financial statements of RDAR included in the RDAR Financial Information, RDAR has not

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incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to RDAR.

(2)RDAR has made the following financial information (the RDAR Financial Information) available to Acquired Company:

(A)unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the years ended December 31, 2023 and 2022;

(B)unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the six months ended June 30, 2024 (the “RDAR Interim Statements”); and

(C)The RDAR Financial Information presents fairly the financial condition of RDAR as of such dates and the results of operations of RDAR for such periods, in accordance with GAAP and are consistent with the books and records of RDAR (which books and records are correct and complete).

(g)Events Subsequent to RDAR Interim Statements. Since the date of the RDAR Interim Statements, there has not been, occurred or arisen, with respect to RDAR:

(1)any change or amendment in its Articles of Incorporation and/or Bylaws;

(2)any reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock, except changes made in relation to the transactions contemplated by this Agreement;

(3)any direct or indirect redemption, purchase or acquisition by any person of any of its capital stock or of any interest in or right to acquire any such stock;

(4)any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(5)any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(6)the organization of any subsidiary or the acquisition of any shares of capital stock by any person or any equity or ownership interest in any business;

(7)any damage, destruction or loss of any of its properties or assets whether or not covered by insurance;

(8)any sale, lease, transfer or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(9)the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

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(10)any acceleration, termination, modification, or cancellation of any agreement, contract lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(11)any security interest or encumbrance imposed upon any of its assets, tangible;

(12)any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) involving more than $2,500 and outside the ordinary course of business;

(13)any issuance of any note, bond or other debt security, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500;

(14)any delay or postponement of the payment of accounts payable or other liabilities;

(15)any loan to, or any entrance into any other transaction with, any of its directors, officers and employees either involving more than $500 individually or $2,500 in the aggregate;

(16)any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(17)any taking of other action or entrance into any other transaction other than in the ordinary course of business, or entrance into any transaction with any insider of RDAR, except as disclosed in this Agreement and any disclosures schedules;

(18)any other event or occurrence that may have or could reasonably be expected to have a material adverse effect on RDAR (whether or not similar to any of the foregoing); or

(19)any agreement, whether in writing or otherwise, to do any of the foregoing.

(h)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by RDAR to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)Litigation; Labor Matters; Compliance with Laws.

(1)There is no suit, action or proceeding or investigation pending or, to the knowledge of RDAR, threatened against or affecting RDAR or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to RDAR or prevent, hinder or materially delay the ability of RDAR to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against RDAR having, or which, insofar as reasonably could be foreseen by RDAR, in the future could have, any such effect.

(2)The conduct of the business of RDAR complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

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(j)Contracts. Except as set forth in Schedule 3.2(j), RDAR has no written or oral contracts, understandings, agreements and other arrangements executed by an officer or duly authorized employee of RDAR or to which RDAR is a party, except for this Agreement.

(k)OTC Markets Reports and Financial Statements. RDAR has filed with OTC Markets all reports and other filings required to be filed by RDAR in accordance with the rules of OTC Markets (the “RDAR OTC Markets Reports”). As of their respective dates, the RDAR OTC Markets Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such RDAR OTC Markets Reports and, except to the extent that information contained in any RDAR OTC Markets Report has been revised or superseded by a later RDAR OTC Markets Report filed and publicly available prior to the date of this Agreement, none of the RDAR OTC Markets Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RDAR included in RDAR OTC Markets Reports were prepared from and are in accordance with the accounting books and other financial records of RDAR, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of RDAR as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as set forth in the RDAR OTC Markets Reports, RDAR has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business. The RDAR OTC Markets Reports accurately disclose (1) the terms and provisions of all stock option plans, (2) transactions with Affiliates and (3) all material contracts. If at any time prior to Closing should RDAR become delinquent in any required filings with OTC Markets, RDAR represents and warrants that such filings shall be brought current in no less than 10 business days from the due date. Until such time as the filing is brought current, RDAR will promptly file any and all reports required to advise the SEC of the failure to file the reports when due.

(l)Board Determination. The Board of Directors of RDAR has unanimously determined that the terms of the Share Exchange are fair to and in the best interests of RDAR and its stockholders.

(m)Required RDAR Share Issuance Approval. RDAR represents that the issuance of the Exchange Shares to the Owner will be in compliance with the Nevada Statutes and the Bylaws of RDAR, as well as federal and state securities laws.

(n)Undisclosed Liabilities. Except as set forth in Schedule 3.2(n), RDAR has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the RDAR OTC Markets Documents incurred in the ordinary course of business.

(o)Full Disclosure. All of the representations and warranties made by RDAR in this Agreement, and all statements set forth in the certificates delivered by RDAR at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by RDAR pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Acquired Company or its representatives by or on behalf of RDAR in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained

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therein not misleading.

(p)Powers of Attorney. There are no outstanding powers of attorney executed on behalf of RDAR.

Article IV.

Covenants Relating to Conduct of Business Prior to Share Exchange

4.1Conduct of Acquired Company and RDAR. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Acquired Company and RDAR shall not, unless mutually agreed to in writing:

(a)engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)suffer or permit any material adverse change to occur with respect to Acquired Company and RDAR or their business or assets; and

(e)make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

4.2Current Information.

(a)During the period from the date of this Agreement to the Closing, each party hereto shall promptly notify each other party of any (1) significant change in its ordinary course of business, (2) proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a material adverse effect on the Party, taken as a whole or (3) event which such Party reasonably believes could be expected to have a material adverse effect on the ability of any party hereto to consummate the Share Exchange.

(b)During the period from the date of this Agreement to the Closing, RDAR shall promptly notify Acquired Company of any correspondence received from OTC Markets or the SEC and shall deliver a copy of such correspondence to Acquired Company within one (1) business day of receipt.

4.3Material Transactions. Prior to the Closing, neither Acquired Company nor RDAR will, without first obtaining the written consent of the other parties hereto:

(a)amend its Articles of Incorporation or Bylaws or enter into any agreement to merge or

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consolidate with, or sell a significant portion of its assets to, any other Person;

(b)place on any of its assets or properties any pledge, charge or other encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed herein;

(c)guarantee the obligation of any person, firm or corporation, except in the ordinary course of business;

(d)make any loan or advance in excess of $2,500 in the aggregate or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(e)violate any applicable law which violation might have a material adverse effect on such party;

(f)except in the ordinary course of business, enter into any agreement or transaction with any of such party’s affiliates; or

(g)engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

Article V.

Additional Agreements

5.1Reorganization Agreement: Mexedia DAC. At or prior to the Closing, RDAR, Mexedia DAC (“Mexedia Ireland”) and the owner of Mexedia Ireland shall have entered into a Share Exchange Agreement, in the form of Exhibit B attached hereto (the “Mexedia Ireland SPA”), pursuant to which RDAR would acquire all of the outstanding shares of capital stock of Mexedia Ireland.

5.2Redemption Agreement. At or prior to the Closing, RDAR and JanBella Group, LLC shall have entered into a Redemption Agreement, in the form of Exhibit C attached hereto (the “Redemption Agreement”), pursuant to which RDAR would re-acquire all outstanding shares of Series E Preferred Stock of RDAR.

5.3Access to Information; Confidentiality.

(a)Acquired Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to RDAR and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to Acquired Company’s properties, books, contracts, commitments, personnel and records and, during such period, Acquired Company shall, and shall cause its officers, employees and representatives to, furnish promptly to RDAR all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of RDAR set forth herein and compliance by RDAR of its obligations hereunder, during the period prior to the Effective Time, RDAR shall provide Acquired Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable Acquired Company to confirm the accuracy of the representations and warranties of RDAR

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set forth herein and compliance by RDAR of its obligations hereunder, and, during such period, RDAR shall, and shall cause its officers, employees and representatives to, furnish promptly to Acquired Company upon its request (1) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (2) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

Except as required by law, each of Acquired Company and RDAR will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.4Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement. RDAR and Acquired Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

5.5Public Announcements. RDAR, on the one hand, and Acquired Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.6Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.7No Solicitation. Except as previously agreed to in writing by the other party, neither Acquired Company nor RDAR shall authorize or permit any of its officers, directors, agents, representatives, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving Acquired Company or RDAR, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Share Exchange or which would or could be expected to dilute the benefits to either Acquired Company or RDAR of the transactions contemplated hereby. Acquired Company or RDAR will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

Article VI.

Conditions Precedent and Conditions Subsequent

6.1Conditions to Each Party’s Obligation to Effect the Share Exchange. The obligation of each party to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

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(a)No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Share Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Share Exchange that makes consummation of the Share Exchange illegal.

(b)Governmental Approvals.

(1)As to RDAR and Acquired Company. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on RDAR or Acquired Company shall have been obtained, made or occurred.

(2)As to the Owner. All required approvals required by local rules and regulations, stock market rules and regulations and corporate governance requirements, including the issuance of any and all required communications with respect thereto, as well as all other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on the Owner shall have been obtained, made or occurred.

(c)No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (1) pertaining to the transactions contemplated by this Agreement or (2) seeking to prohibit or limit the ownership or operation by Acquired Company or RDAR, or to dispose of or hold separate any material portion of the business or assets of Acquired Company or RDAR.

6.2Conditions Precedent to Obligations of RDAR. The obligation of RDAR to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants. The representations and warranties of Acquired Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and Acquired Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

(b)Consents. RDAR shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Acquired Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Acquired Company.

(d)Board Resolutions. RDAR shall have received resolutions duly adopted by Acquired

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Company’s board of directors approving the execution, delivery, and performance of the Agreement and the transactions contemplated by the Agreement.

(e)Other Approvals. RDAR shall have received from the Owner written confirmation of its having obtained any and all approvals relating to this Agreement as may be required by the securities laws of the French Republic, including the rules and regulations promulgated thereunder.

(f)Due Diligence Investigation. RDAR shall be reasonably satisfied with the results of its due diligence investigation of Acquired Company in its sole and absolute discretion.

6.3Conditions Precedent to Obligation of Acquired Company. The obligation of Acquired Company to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants. The representations and warranties of RDAR in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and RDAR shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)Consents. Acquired Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of RDAR that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on RDAR.

(d)Board Resolutions. Acquired Company shall have received resolutions duly adopted by RDAR’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e)Other Approvals. Acquired Company shall have received from the Owner written confirmation of its having obtained any and all approvals relating to this Agreement as may be required by the securities laws of the French Republic, including the rules and regulations promulgated thereunder.

(f)Due Diligence Investigation. Acquired Company shall be reasonably satisfied with the results of its due diligence investigation of RDAR in its sole and absolute discretion.

6.4Conditions Subsequent.

(a)Regulation A Offering. Should RDAR fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before the 20th day following the Closing, the Owner shall have the right, but not the obligation, to rescind this Agreement by written notice to RDAR.

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(b)Regulation A Offering Proceeds. Should RDAR fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, the Members shall have the right, but not the obligation, to rescind this Agreement by unanimous written notice to RDAR (the “Rescission Notice”). Upon RDAR’s receipt of the Rescission Notice, this Agreement shall, ipso facto, be rescinded and the Parties returned to their statuses quo ante.

(c)Divestiture. Should RDAR fail to have divested of its current operations, which divestiture shall include all debts, other than the trade payables of RDAR listed on Exhibit D attached hereto and incorporated herein, of RDAR as of the Closing Date, on or before December 31, 2024, the Owner shall have the right, but not the obligation, to rescind this Agreement by written notice to RDAR.

Article VII.

Closing

7.1RDAR shall make the following deliveries at the Closing. To consummate the transaction, RDAR shall, at the Closing, make the following deliveries:

(a)Executed Closing Certificate, in the form of Exhibit E attached hereto;

(b)Executed written consent of the Board of Directors or RDAR authorizing each of the Change-in-Control Agreement, including this Agreement, and the issuance of the Exchange Shares;

(c)A fully executed Mexedia Ireland SPA;

(d)A fully executed Redemption Agreement; and

(e)The Exchange Shares, in the form of the Exchange Shares Certificate.

7.2Acquired Company and the Owner shall make the following deliveries at the Closing. To consummate the transaction Acquired Company and the Owner shall, at Closing, make the following deliveries:

(a)Executed Closing Certificate, in the form of Exhibit F attached hereto;

(b)A fully executed Mexedia Ireland SPA; and

(c)The Ownership Interest, duly assigned to RDAR.

Article VIII.

Termination, Amendment and Waiver

8.1Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Share Exchange:

(a)by mutual written consent of RDAR and Acquired Company;

(b)by either RDAR or Acquired Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

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(c)by either RDAR or Acquired Company if the Share Exchange shall not have been consummated on or before January 31, 2025 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time).

(d)by RDAR, if a material adverse change shall have occurred relative to Acquired Company (and not curable within 10 days);

(e)by Acquired Company if a material adverse change shall have occurred relative to RDAR (and not curable within thirty 10 days);

(f)by RDAR, if Acquired Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)by Acquired Company, if RDAR willfully fails to perform in any material respect any of its obligations under this Agreement.

8.2Effect of Termination. In the event of termination of this Agreement by either Acquired Company or RDAR as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of RDAR or Acquired Company, other than the provisions of this Section 8.2. Nothing contained in this Section 8.2 shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

8.3Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of RDAR and of Acquired Company.

8.4Extension; Waiver. Subject to Section 8.1(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.5Return of Documents. In the event of termination of this Agreement for any reason, RDAR and Acquired Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. RDAR and Acquired Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

Article IX.

Indemnification and Related Matters

9.1Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall

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survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

9.2Indemnification.

(a)RDAR shall indemnify and hold Acquired Company and Acquired Company’s officers and directors (“Acquired Company Representatives”) harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which RDAR may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by RDAR as set forth herein.

(b)Acquired Company shall indemnify and hold RDAR and RDAR’s officers and directors (“RDAR’s Representatives”) harmless for, from and against any and all Losses to which RDAR or RDAR’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Acquired Company as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Acquired Company prior to the Closing; or (B) the operations of Acquired Company prior to the Closing.

9.3Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article IX, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article IX, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article IX or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article IX to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the

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settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article IX, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

Article X.

General Provisions

10.1Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to RDAR prior to Closing:

7950 East Redfield Road, Unit 210

Scottsdale, AZ 85260

If to Acquired Company:

1680 Michigan Avenue, Suite 700

Miami Beach, Florida 33139

If to the Owner:

Via di Affogalasino, 105 - 00148 Roma RM

10.2Definitions. For purposes of this Agreement:

(a)an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)“material adverse change” or “material adverse effect” means, when used in connection with Acquired Company or RDAR, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of RDAR to the consummation of the Share Exchange);

(c)“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

(d)a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its

MEXEDIA, INC. SHARE EXCHANGE AGREEMENT   |   PAGE 22

board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

10.3Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

10.4Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

10.5Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.6Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.7Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

10.8Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.9Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “ Electronic Delivery “), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any

MEXEDIA, INC. SHARE EXCHANGE AGREEMENT   |   PAGE 23

signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.10Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[ SIGNATURE PAGE FOLLOWS ]

MEXEDIA, INC. SHARE EXCHANGE AGREEMENT   |   PAGE 24

[ SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT ]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

RDAR:ACQUIRED COMPANY:

RAADR, INC.MEXEDIA INC.

By: /s/ Jacob DiMartinoBy: /s/ Orlando Taddeo

Jacob DiMartinoOrlando Taddeo

Chief Executive OfficerPresident

E-Mail: jacob.d@raadr.comE-Mail: otaddeo@mexedia.com

OWNER:

MEXEDIA S.p.A. S.B.

By: /s/ Orlando Taddeo

Orlando Taddeo

President

E-Mail: otaddeo@mexedia.com

MEXEDIA, INC. SHARE EXCHANGE AGREEMENT   |   PAGE 25

EXHIBIT A

Certificate of Designation of Series F Preferred Stock

TERMS OF SERIES F PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series F Preferred Stock (the “Series F Preferred Stock”) and the number of shares so designated shall be Seventy-Five Thousand (75,000). Each share of the Series F Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series F Preferred Stock may be issued in fractional shares.

Section 3. Voting Rights. The holders of the Series F Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

(a)The total number of shares of Company common stock (the “Common Stock”) which are issued and outstanding at the time of any election or vote by the shareholders; plus

(b)The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Section 4. Dividends. The holders of the Series F Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 5. Liquidation. The holders of the Series F Preferred Stock shall not be entitled to any liquidation preference.

Section 6. Conversion and Adjustments.

(a)Conversion Rate. The Series F Preferred Stock shall be convertible into shares of the Company’s common stock, as follows:

Each share of Series F Preferred Stock shall be convertible at any time into a number of shares of Common Stock that equals one-thousandth of one percent (0.001%) of the number of issued and outstanding shares of the Common Stock outstanding on the date of conversion, such that 1,000 shares of Series F Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Common Stock outstanding on the date of conversion (the “Conversion Rate”).

(b)No Partial Conversion. A holder of shares of Series F Preferred Stock shall be required to convert all of such holder’s shares of Series F Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c)Adjustment for Merger and Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a “Reorganization Event”) involving the Company in which the Common Stock (but not the Series F Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series F Preferred Stock shall be deemed to have been converted into shares of the Common Stock at the Conversion Rate.

Section 7. Protection Provisions. So long as any shares of Series F Preferred Stock are outstanding, the Company shall not, without first obtaining the majority written consent of the holders of Series F Preferred Stock, alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect adversely the holders of Series F Preferred Stock.

Section 8. Waiver. Any of the rights, preferences or privileges of the holders of the Series F Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series F Preferred Stock shall have no other rights, privileges or preferences with respect to the Series F Preferred Stock.

MEXEDIA, INC. SHARE EXCHANGE AGREEMENT   |   PAGE 26

EXHIBIT B

Form of Mexedia Ireland SPA

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into as of this ____ day of September, 2024, by and among Raadr, Inc., a Nevada corporation (“RDAR”), Mexedia DAC, a Republic of Ireland corporation (“Acquired Company”), and Mexedia S.p.A. S.B., the owner of Acquired Company (the “Owner”).

RECITALS

WHEREAS, this Agreement is one of a series of agreements that would, when consummated, result in the Company’s (a) having acquired businesses and assets valued in excess of USD$60,000,000 and (b) having undergone a change in control (collectively, the “Change-in-Control Agreements”); and

WHEREAS, the Boards of Directors of RDAR, Acquired Company and the Owner have determined that an acquisition of all of the issued and outstanding shares of capital stock of Acquired Company by RDAR through a share exchange upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”) would be in the best interests of RDAR, Acquired Company and the Owner; and

WHEREAS, and the Boards of Directors of RDAR and Acquired Company have each approved the Share Exchange; and

WHEREAS, this Agreement is under consideration by the Board of Directors of the Owner for formal determination and approval; and

WHEREAS, pursuant to the Share Exchange, all of the right, title and interest in and to all of the issued and outstanding shares of capital stock of Acquired Company (the “Ownership Interest”) will be exchanged for 30,000 shares of Series F Preferred Stock of RDAR, the Certificate of Designation of which is attached hereto as Exhibit A, including the common stock into which such shares may be converted (the “Exchange Shares”); and

WHEREAS, RDAR, Acquired Company and the Owner desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

Article I.

The Exchange

1.1Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the “Nevada Statutes”), at the Closing (defined below), the parties shall do the following:

(a)Acquired Company shall cause the Owner to convey, assign and transfer the Ownership Interest to RDAR by delivering to RDAR duly executed assignments in proper form for transfer. The Ownership Interest transferred to RDAR at the Closing shall constitute 100% of the issued and outstanding shares of capital stock of Acquired Company.

(b)As consideration for its acquisition of the Ownership Interest, RDAR shall issue the Exchange Shares to the Owner by delivering a book entry record to the Owner evidencing the Exchange Shares (the “Exchange Shares Certificate”).

1.2Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing date of the Exchange (the “Closing”) will take place on the business day upon satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the “Closing Date”), at such time and location as may be agreed upon by RDAR and Acquired Company; provided, however, that the Closing shall take place no later than January 31, 2025.

1.3Reorganization.

(a)As of the Closing, Jacob DiMartino shall resign as RDAR’s sole director and officer and Orlando Taddeo shall be appointed as the sole director and officer of RDAR.

(b)If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in RDAR the title to any property, rights, privileges, powers and franchises of Acquired Company by reason of, or as a result of, the Share Exchange, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in RDAR, and otherwise to carry out the provisions of this Agreement.

Article II.

Compliance with Applicable Securities Laws

2.1Covenants, Representations and Warranties of the Owner.

(a)The Owner acknowledges and agrees that it is acquiring the Exchange Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Exchange Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”)), directly or indirectly unless:

(1)the sale is to RDAR; or

(2)the Exchange Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to RDAR an opinion of counsel to that effect or such other written opinion as may be reasonably required by RDAR.

(b)The Owner acknowledges and agrees that the book entry record representing the Exchange Shares shall bear a restrictive legend, substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c)The Owner represents and warrants that it:

(1)is not aware of any advertisement of, or other form or general solicitation with respect to, any of the Exchange Shares being issued hereunder;

(2)acknowledges and agrees that RDAR will refuse to register any transfer of the Exchange Shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws; and

(3)acknowledges and agrees to RDAR making a notation on its records or giving instructions to the registrar and transfer agent of RDAR in order to implement the restrictions on transfer set forth and described herein.

Article III.

Representations and Warranties

3.1Representations and Warranties of Acquired Company and the Owner. As a material inducement for RDAR to enter into this Agreement and to consummate the transactions contemplated hereby, Acquired Company and the Owner hereby make the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by RDAR regardless of any investigation made or information obtained by RDAR (unless and to the extent specifically and expressly waived in writing by RDAR on or before the Closing Date):

(a)Organization, Standing and Power; No Disability. Acquired Company is duly organized, validly existing and in good standing under the laws of the Republic of Ireland. The Owner is duly organized, validly existing and in good standing under the laws of its organization.

(b)Subsidiaries. Acquired Company does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c)Corporate Documents. Schedule 3.1(c) contains true and correct copies of the Articles of Incorporation and bylaws of Acquired Company, each as amended to date.

(d)Ownership Interest. The Ownership Interest represents 100% of the issued and outstanding shares of capital stock of

Acquired Company. Acquired Company also warrants that there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Acquired Company. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which Acquired Company is a party or by which it is bound obligating Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of Acquired Company or obligating Acquired Company to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Acquired Company to repurchase, redeem or otherwise acquire or make any payment in respect of the capital stock of Acquired Company.

(e)Capitalization of Acquired Company. Schedule 3(e) sets forth the issued and outstanding shares of capital stock of Acquired Company (the Ownership Interest). All of Acquired Company’s issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid and non-assessable.

(f)Authority; Non-contravention. Acquired Company and the Owner have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Acquired Company and its Owner and the consummation by Acquired Company and the Owner of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of Acquired Company. This Agreement has been duly executed and when delivered by Acquired Company and the Owner shall constitute a valid and binding obligation of Acquired Company and the Owner, enforceable against Acquired Company and the Owner, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Acquired Company under, (1) the articles of incorporation or bylaws of Acquired Company, (2) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Acquired Company, its properties or assets, or (3) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Acquired Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Acquired Company or could not prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement.

(g)Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Acquired Company in connection with the execution and delivery of this Agreement by Acquired Company or the consummation by Acquired Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) or pursuant to the rules of OTC Markets.

(h)Financial Statements.

(1)At Closing, RDAR will have received from Acquired Company a copy of its unaudited financial statements for the years ended December 31, 2023 and 2022, and for the six months ended June 30, 2024 (collectively, the “Acquired Company Financial Statements”). The Acquired Company Financial Statements fairly present the financial condition of Acquired Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims, debts and liabilities of Acquired Company, fixed or contingent, and of whatever nature.

(2)Since June 30, 2024, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Acquired Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of Acquired Company except in the ordinary course of business.

(3)Since June 30, 2024, Acquired Company has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any securities of Acquired Company, and has not granted or agreed to grant any other right to subscribe for or to purchase any securities of Acquired Company or has incurred or agreed to incur any indebtedness for borrowed money.

(i)Absence of Certain Changes or Events. Since June 30, 2024, Acquired Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(1)material adverse change with respect to Acquired Company including any amendments to its formation and governance documents;

(2)event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1 without prior consent of RDAR;

(3)condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement;

(4)incurrence, assumption or guarantee by Acquired Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to RDAR in writing;

(5)creation or other incurrence by Acquired Company of any lien on any asset other than in the ordinary course consistent with past practices;

(6)transaction or commitment made, or any contract or agreement entered into, by Acquired Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Acquired Company of any contract or other right, in either case, material to Acquired Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(7)labor dispute, other than routine, individual grievances, or, to the knowledge of Acquired Company, any activity or proceeding by a labor union or representative thereof to organize any employees of Acquired Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(8)payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(9)write-offs or write-downs of any assets of Acquired Company;

(10)creation, termination or amendment of, or waiver of any right under, any material contract of Acquired Company;

(11)damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Acquired Company;

(12)other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Acquired Company; or

(13)agreement or commitment to do any of the foregoing.

(j)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Acquired Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(k)Litigation; Labor Matters; Compliance with Laws.

(1)Except as set forth in Schedule 3(k)(1), there is no suit, action or proceeding or investigation pending or, to the knowledge of Acquired Company, threatened against or affecting Acquired Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Acquired Company or prevent, hinder or materially delay the ability of Acquired Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Acquired Company having, or which, insofar as reasonably could be foreseen by Acquired Company, in the future could have, any such effect.

(2)Acquired Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Acquired Company.

(3)The conduct of the business of Acquired Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(l)Benefit Plans. Acquired Company is not a party to any Benefit Plan under which Acquired Company currently has an obligation to provide benefits to any current or former employee, officer or director of Acquired Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any membership interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(m)Tax Returns and Tax Payments.

(1)Acquired Company has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes, as that term is hereinafter defined, due and owing by Acquired Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Acquired Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Acquired Company by a taxing authority in a jurisdiction where Acquired Company does not fileTax Returns that it is or may be subject to taxation by that jurisdiction. Since inception, Acquired Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.

(2)No material claim for unpaid Taxes has been made or become a lien against the property of Acquired Company or is being asserted against Acquired Company, no audit of any Tax Return of Acquired Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Acquired Company and is currently in effect. Acquired Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(3)As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “ Tax Return “ shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(n)Environmental Matters. Acquired Company is in compliance with all Environmental Laws in all material respects. Acquired Company has not received any written notice regarding any violation of any Environmental Laws, as that term is hereinafter defined, including any investigatory, remedial or corrective obligations. Acquired Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Acquired Company, and is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials, as that term is hereinafter defined, have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Acquired Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Acquired Company. Acquired Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Acquired Company. Acquired Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Acquired Company. There are no past, pending or threatened claims under Environmental Laws against Acquired Company and Acquired Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Acquired Company pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(o)Material Contracts. All Material Contracts copies of which have been furnished to RDAR. Acquired Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, as that term is hereinafter defined; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Acquired Company is a party (1) with expected receipts or expenditures in an amount in excess of two percent (2%) of Acquired Company’s gross revenues for the 12 months ended July 31, 2025, (2) requiring Acquired Company to indemnify any person in an amount that is expected to exceed ten percent (10%) of Acquired Company’s owners’ equity as of the date of Closing, (3) granting exclusive rights to any party, (4) evidencing indebtedness for borrowed or loaned money in an amount in excess of ten percent (10%) of Acquired Company’s owners’ equity, including guarantees of such indebtedness, as of the date of Closing, or (5) which, if breached by Acquired Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Acquired Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(p)Properties. Acquired Company has no real property. Any facilities held under lease by Acquired Company is held by it under valid, subsisting and enforceable leases of which Acquired Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(q)Intellectual Property.

(1)As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “ Intellectual Property “ means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “ Company License Agreements “ means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which Acquired Company is a party or otherwise bound; and the term “ Software “ means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(2)Acquired Company owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of Acquired Company, none of Acquired Company’s Intellectual Property or License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Acquired Company or its successors.

(r)Affiliate Transactions. Except as set forth in Schedule 3(r), no officer, director or employee of Acquired Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with Acquired Company or any interest in any of their property of any nature, used in or pertaining to the business of Acquired Company. None of the foregoing persons has any direct or indirect interest in any competitor, supplier or customer of Acquired Company or in any person from whom or to whom Acquired Company leases any property or transacts business of any nature.

(s)Undisclosed Liabilities. Except as set forth in Schedule 3(s), Acquired Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise.)

(t)Full Disclosure. All of the representations and warranties made by Acquired Company in this Agreement, and all statements set forth in the certificates delivered by Acquired Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Acquired Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to RDAR or its representatives by or on behalf of any of Acquired Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.2Representations and Warranties of RDAR. As a material inducement for Acquired Company and the Owner to enter into this Agreement and to consummate the transactions contemplated hereby, RDAR hereby makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by Acquired Company regardless of any investigation made or information obtained by Acquired Company (unless and to the extent specifically and expressly waived in writing by Acquired Company on or before the Closing Date):

(a)Organization, Standing and Corporate Power. RDAR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. RDAR is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to RDAR.

(b)Subsidiaries. RDAR has no subsidiaries.

(c)Capitalization of RDAR. The entire authorized capital stock of RDAR consists of 15,000,000,000 common shares, par value $0.001 per share, of which 4,433,149,661 shares are issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.001 per share, (1) 1,000,000 shares of which are designated Series E Preferred Stock and 1,000,000 shares of which are issued and outstanding and (2) 75,000 shares of which are designated Series F Preferred Stock and no shares of which are issued and outstanding. All of RDAR’s issued and outstanding shares have been duly authorized, are validly issued, fully paid and non-assessable.

Except as set forth in Schedule 3.2(c), there are no other shares of RDAR capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth in Schedule 3.2(c), no shares of capital stock or other equity securities of RDAR are issued, reserved for issuance or outstanding.

The Exchange Shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)Corporate Authority; Non-contravention. RDAR has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by RDAR and the consummation by RDAR of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of RDAR. This Agreement has been duly executed and when delivered by RDAR shall constitute a valid and binding obligation of RDAR, enforceable against RDAR in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of RDAR under (1) its articles of incorporation, bylaws, or other charter documents; (2) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to RDAR,its properties or assets; or (3) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to RDAR, its properties or assets, other than, in the case of clauses (2) and (3), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to RDAR or could not prevent, hinder or materially delay the ability of RDAR to consummate the transactions contemplated by this Agreement.

(e)Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to RDAR in connection with the execution and delivery of this Agreement by RDAR, or the consummation by RDAR of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

(f)Financial Statements.

(1)The unaudited financial statements of RDAR included in the reports, schedules, forms, statements and other documents filed by RDAR with OTC Markets (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “RDAR Financial Information”) comply as to form in all material respects with applicable accounting requirements and the published rules of OTC Markets with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of RDAR and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended. Except as set forth in the RDAR Financial Information, at the date of the most recent unaudited financial statements of RDAR included in the RDAR Financial Information, RDAR has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to RDAR.

(2)RDAR has made the following financial information (the RDAR Financial Information) available to Acquired Company:

(A)unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the years ended December 31, 2023 and 2022;

(B)unaudited balance sheet and statements of income, changes in stockholders’ equity and cash flow as of and for the six months ended June 30, 2024 (the “RDAR Interim Statements”); and

(C)The RDAR Financial Information presents fairly the financial condition of RDAR as of such dates and the results of operations of RDAR for such periods, in accordance with GAAP and are consistent with the books and records of RDAR (which books and records are correct and complete).

(g)Events Subsequent to RDAR Interim Statements. Since the date of the RDAR Interim Statements, there has not been, occurred or arisen, with respect to RDAR:

(1)any change or amendment in its Articles of Incorporation and/or Bylaws;

(2)any reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock, except changes made in relation to the transactions contemplated by this Agreement;

(3)any direct or indirect redemption, purchase or acquisition by any person of any of its capital stock or of any interest in or right to acquire any such stock;

(4)any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(5)any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(6)the organization of any subsidiary or the acquisition of any shares of capital stock by any person or any equity or ownership interest in any business;

(7)any damage, destruction or loss of any of its properties or assets whether or not covered by insurance;

(8)any sale, lease, transfer or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(9)the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

(10)any acceleration, termination, modification, or cancellation of any agreement, contract lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(11)any security interest or encumbrance imposed upon any of its assets, tangible;

(12)any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) involving more than $2,500 and outside the ordinary course of business;

(13)any issuance of any note, bond or other debt security, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500;

(14)any delay or postponement of the payment of accounts payable or other liabilities;

(15)any loan to, or any entrance into any other transaction with, any of its directors, officers and employees either involving more than $500 individually or $2,500 in the aggregate;

(16)any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(17)any taking of other action or entrance into any other transaction other than in the ordinary course of business, or entrance into any transaction with any insider of RDAR, except as disclosed in this Agreement and any disclosures schedules;

(18)any other event or occurrence that may have or could reasonably be expected to have a material adverse effect on RDAR (whether or not similar to any of the foregoing); or

(19)any agreement, whether in writing or otherwise, to do any of the foregoing.

(h)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by RDAR to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)Litigation; Labor Matters; Compliance with Laws.

(1)There is no suit, action or proceeding or investigation pending or, to the knowledge of RDAR, threatened against or affecting RDAR or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to RDAR or prevent, hinder or materially delay the ability of RDAR to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against RDAR having, or which, insofar as reasonably could be foreseen by RDAR, in the future could have, any such effect.

(2)The conduct of the business of RDAR complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)Contracts. Except as set forth in Schedule 3.2(j), RDAR has no written or oral contracts, understandings, agreements and other arrangements executed by an officer or duly authorized employee of RDAR or to which RDAR is a party, except for this Agreement.

(k)OTC Markets Reports and Financial Statements. RDAR has filed with OTC Markets all reports and other filings required to be filed by RDAR in accordance with the rules of OTC Markets (the “RDAR OTC Markets Reports”). As of their respective dates, the RDAR OTC Markets Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such RDAR OTC Markets Reports and, except to the extent that information contained in any RDAR OTC Markets Report has been revised or superseded by a later RDAR OTC Markets Report filed and publicly available prior to the date of this Agreement, none of the RDAR OTC Markets Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RDAR included in RDAR OTC Markets Reports were prepared from and are in accordance with the accounting books and other financial records of RDAR, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of RDAR as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as set forth in the RDAR OTC Markets Reports, RDAR has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business. The RDAR OTC Markets Reports accurately disclose (1) the terms and provisions of all stock option plans, (2) transactions with Affiliates and (3) all material contracts. If, at any time prior to Closing, should RDAR become delinquent in any required filings with OTC Markets, RDAR represents and warrants that such filings shall be brought current in no less than 10 business days from the due date. Until such time as the filing is brought current, RDAR will promptly file any and all reports required to advise the OTC Markets of the failure to file the reports when due.

(l)Board Determination. The Board of Directors of RDAR has unanimously determined that the terms of the Share

Exchange are fair to and in the best interests of RDAR and its shareholders.

(m)Required RDAR Share Issuance Approval. RDAR represents that the issuance of the Exchange Shares to the Owner will be in compliance with the Nevada Statutes and the Bylaws of RDAR, as well as federal and state securities laws.

(n)Undisclosed Liabilities. Except as set forth in Schedule 3.2(n), RDAR has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the RDAR OTC Markets Documents incurred in the ordinary course of business.

(o)Full Disclosure. All of the representations and warranties made by RDAR in this Agreement, and all statements set forth in the certificates delivered by RDAR at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by RDAR pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Acquired Company or its representatives by or on behalf of RDAR in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(p)Powers of Attorney. There are no outstanding powers of attorney executed on behalf of RDAR.

Article IV.

Covenants Relating to Conduct of Business Prior to Share Exchange

4.1Conduct of Acquired Company and RDAR. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Acquired Company and RDAR shall not, unless mutually agreed to in writing:

(a)engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)suffer or permit any material adverse change to occur with respect to Acquired Company and RDAR or their business or assets; and

(e)make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

4.2Current Information.

(a)During the period from the date of this Agreement to the Closing, each party hereto shall promptly notify each other party of any (1) significant change in its ordinary course of business, (2) proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a material adverse effect on the Party, taken as a whole or (3) event which such Party reasonably believes could be expected to have a material adverse effect on the ability of any party hereto to consummate the Share Exchange.

(b)During the period from the date of this Agreement to the Closing, RDAR shall promptly notify Acquired Company of any correspondence received from OTC Markets or the SEC and shall deliver a copy of such correspondence to Acquired Company within one (1) business day of receipt.

4.3Material Transactions. Prior to the Closing, neither Acquired Company nor RDAR will, without first obtaining the written consent of the other parties hereto:

(a)amend its Articles of Incorporation or Bylaws or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

(b)place on any of its assets or properties any pledge, charge or other encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed herein;

(c)guarantee the obligation of any person, firm or corporation, except in the ordinary course of business;

(d)make any loan or advance in excess of $2,500 in the aggregate or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(e)violate any applicable law which violation might have a material adverse effect on such party;

(f)except in the ordinary course of business, enter into any agreement or transaction with any of such party’s affiliates; or

(g)engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

Article V.

Additional Agreements

5.1Reorganization Agreement: Mexedia Inc. At or prior to the Closing, RDAR, Mexedia Inc. (“US Mexedia”) and the owner of US Mexedia shall have entered into a Share Exchange Agreement, in the form of Exhibit B attached hereto (the “US Mexedia SPA”), pursuant to which RDAR would acquire all of the outstanding shares of capital stock of US Mexedia.

5.2Redemption Agreement. At or prior to the Closing, RDAR and JanBella Group, LLC shall have entered into a Redemption Agreement, in the form of Exhibit C attached hereto (the “Redemption Agreement”), pursuant to which RDAR would re-acquire all outstanding shares of Series E Preferred Stock of RDAR.

5.3Access to Information; Confidentiality.

(a)Acquired Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to RDAR and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to Acquired Company’s properties, books, contracts, commitments, personnel and records and, during such period, Acquired Company shall, and shall cause its officers, employees and representatives to, furnish promptly to RDAR all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of RDAR set forth herein and compliance by RDAR of its obligations hereunder, during the period prior to the Effective Time, RDAR shall provide Acquired Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable Acquired Company to confirm the accuracy of the representations and warranties of RDAR set forth herein and compliance by RDAR of its obligations hereunder, and, during such period, RDAR shall, and shall cause its officers, employees and representatives to, furnish promptly to Acquired Company upon its request (1) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (2) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

Except as required by law, each of Acquired Company and RDAR will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.4Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement. RDAR and Acquired Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

5.5Public Announcements. RDAR, on the one hand, and Acquired Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.6Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.7No Solicitation. Except as previously agreed to in writing by the other party, neither Acquired Company nor RDAR shall authorize or permit any of its officers, directors, agents, representatives, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving Acquired Company or RDAR, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Share Exchange or which would or could be expected to dilute the benefits to either Acquired Company or RDAR of the transactions contemplated hereby. Acquired Company or RDAR will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

Article VI.

Conditions Precedent and Conditions Subsequent

6.1Conditions to Each Party’s Obligation to Effect the Share Exchange. The obligation of each party to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Share Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Share Exchange that makes consummation of the Share Exchange illegal.

(b)Governmental Approvals.

(1)As to RDAR and Acquired Company. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on RDAR or Acquired Company shall have been obtained, made or occurred.

(2)As to the Owner. All required approvals required by local rules and regulations, stock market rules and regulations and corporate governance requirements, including the issuance of any and all required communications with respect thereto, as well as all other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on the Owner shall have been obtained, made or occurred.

(c)No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (1) pertaining to the transactions contemplated by this Agreement or (2) seeking to prohibit or limit the ownership or operation by Acquired Company or RDAR, or to dispose of or hold separate any material portion of the business or assets of Acquired Company or RDAR.

6.2Conditions Precedent to Obligations of RDAR. The obligation of RDAR to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants. The representations and warranties of Acquired Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and Acquired Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

(b)Consents. RDAR shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Acquired Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Acquired Company.

(d)Board Resolutions. RDAR shall have received resolutions duly adopted by Acquired Company’s board of directors and the Owner’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e)Other Approvals. RDAR shall have received from the Owner written confirmation of its having obtained any and all approvals relating to this Agreement as may be required by the securities laws of the French Republic, including the rules and regulations promulgated thereunder.

(f)Due Diligence Investigation. RDAR shall be reasonably satisfied with the results of its due diligence investigation of Acquired Company in its sole and absolute discretion.

6.3Conditions Precedent to Obligation of Acquired Company. The obligation of Acquired Company to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)Representations, Warranties and Covenants. The representations and warranties of RDAR in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and RDAR shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)Consents. Acquired Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of RDAR that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on RDAR.

(d)Board Resolutions. Acquired Company shall have received resolutions duly adopted by RDAR’s board of directors and the Owner’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e)Other Approvals. Acquired Company shall have received from the Owner written confirmation of its having obtained any and all approvals relating to this Agreement as may be required by the securities laws of the French Republic, including the rules and regulations promulgated thereunder.

(f)Due Diligence Investigation. Acquired Company shall be reasonably satisfied with the results of its due diligence investigation of RDAR in its sole and absolute discretion.

6.4Conditions Subsequent.

(a)Regulation A Offering. Should RDAR fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before the 20th day following the Closing, the Owner shall have the right, but not the obligation, to rescind this Agreement by written notice to RDAR.

(b)Regulation A Offering Proceeds. Should RDAR fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, the Members shall have the right, but not the obligation, to rescind this Agreement by unanimous written notice to RDAR (the “Rescission Notice”). Upon RDAR’s receipt of the Rescission Notice, this Agreement shall, ipso facto, be rescinded and the Parties returned to their statuses quo ante.

(c)Divestiture. Should RDAR fail to have divested of its current operations, which divestiture shall include all debts, other than the trade payables of RDAR listed on Exhibit D attached hereto and incorporated herein, of RDAR as of the Closing Date, on or before December 31, 2024, the Owner shall have the right, but not the obligation, to rescind this Agreement by written notice to RDAR.

Article VII.

Closing

7.1RDAR shall make the following deliveries at the Closing. To consummate the transaction, RDAR shall, at the Closing, make the following deliveries:

(a)Executed Closing Certificate, in the form of Exhibit E attached hereto;

(b)Executed written consent of the Board of Directors or RDAR authorizing each of the Change-in-Control Agreement, including this Agreement, and the issuance of the Exchange Shares;

(c)A fully executed US Mexedia SPA;

(d)A fully executed Redemption Agreement; and

(e)The Exchange Shares, in the form of the Exchange Shares Certificate.

7.2Acquired Company and the Owner shall make the following deliveries at the Closing. To consummate the transaction Acquired Company and the Owner shall, at Closing, make the following deliveries:

(a)Executed Closing Certificate, in the form of Exhibit F attached hereto;

(b)A fully executed US Mexedia SPA; and

(c)The Ownership Interest, duly assigned to RDAR.

Article VIII.

Termination, Amendment and Waiver

8.1Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Share Exchange:

(a)by mutual written consent of RDAR and Acquired Company;

(b)by either RDAR or Acquired Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

(c)by either RDAR or Acquired Company if the Share Exchange shall not have been consummated on or before January 31, 2025 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time).

(d)by RDAR, if a material adverse change shall have occurred relative to Acquired Company (and not curable within 10 days);

(e)by Acquired Company if a material adverse change shall have occurred relative to RDAR (and not curable within thirty 10 days);

(f)by RDAR, if Acquired Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)by Acquired Company, if RDAR willfully fails to perform in any material respect any of its obligations under this Agreement.

8.2Effect of Termination. In the event of termination of this Agreement by either Acquired Company or RDAR as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of RDAR or Acquired Company, other than the provisions of this Section 8.2. Nothing contained in this Section 8.2 shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

8.3Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of RDAR and of Acquired Company.

8.4Extension; Waiver. Subject to Section 8.1(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.5Return of Documents. In the event of termination of this Agreement for any reason, RDAR and Acquired Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. RDAR and Acquired Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

Article IX.

Indemnification and Related Matters

9.1Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

9.2Indemnification.

(a)RDAR shall indemnify and hold Acquired Company and Acquired Company’s officers and directors (“Acquired Company Representatives”) harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which RDAR may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by RDAR as set forth herein.

(b)Acquired Company shall indemnify and hold RDAR and RDAR’s officers and directors (“RDAR’s Representatives”)

harmless for, from and against any and all Losses to which RDAR or RDAR’s Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Acquired Company as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Acquired Company prior to the Closing; or (B) the operations of Acquired Company prior to the Closing.

9.3Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article IX, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article IX, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article IX or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article IX to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article IX, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

Article X.

General Provisions

10.1Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to RDAR prior to Closing:

7950 East Redfield Road, Unit 210

Scottsdale, AZ 85260

If to Acquired Company:

17 Clanwilliam Square, Grand Canal Quay

Dublin 2 D02 DH98, Republic of Ireland

If to the Owner:

Via di Affogalasino, 105  -  00148 Roma RM

10.2Definitions. For purposes of this Agreement:

(a)an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)“material adverse change” or “material adverse effect” means, when used in connection with Acquired Company or RDAR, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of RDAR to the consummation of the Share Exchange);

(c)“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

(d)a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

10.3Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

10.4Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

10.5Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.6Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.7Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

10.8Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.9Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “ Electronic Delivery “), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.10Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

RDAR:ACQUIRED COMPANY:

RAADR, INC.MEXEDIA DAC

EXEMPLAREXEMPLAR

By: __________________________By: __________________________

Jacob DiMartinoOrlando Taddeo

Chief Executive OfficerPresident

E-Mail: jacob.d@raadr.comE-Mail: otaddeo@mexedia.com

OWNER:

MEXEDIA S.p.A. S.B.

EXEMPLAR

By: __________________________

Orlando Taddeo

President

E-Mail: otaddeo@mexedia.com

EXHIBIT C

Form of Redemption Agreement

REDEMPTION AGREEMENT

This Agreement (the “Agreement”) is made as of September ___, 2024, by and between Raadr, Inc., a Nevada corporation (the “Issuer”), and JanBella Group, LLC, a stockholder of the Issuer (“Seller”).

RECITALS

WHEREAS, Seller is the owner of 1,000,000 shares of the Issuer’s Series E Preferred Stock, par value $0.001 per share (“Subject Preferred Stock”); and

WHEREAS, Seller desires to sell to the Issuer, and the Issuer desires to re-purchase and redeem from Seller, the Subject Preferred Stock, which shall result in the re-purchase and redemption by the Issuer of the Subject Preferred Stock, on and subject to the terms of this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, Seller shall sell to the Issuer the Subject Preferred Stock, and the Issuer shall re-purchase and redeem the Subject Preferred Stock from Seller, for the purchase price set forth in Exhibit A attached hereto and incorporated herein by this reference (the “Purchase Price”).

2.Right to Rescind. If the Acquisition Agreements (defined below) are rescinded in accordance with their respective terms or if the Issuer defaults on the Redemption Note (as defined in Exhibit A), then Seller shall have the right, but not the obligation, to rescind this Agreement by written notice to the Issuer. Should Seller so rescind this Agreement, the Issuer shall, without delay, re-issue the Subject Preferred Stock to Seller and Seller shall retain any and all amounts paid to Seller under the Redemption Note (as defined in Exhibit A) as liquidated damages.

3.Condition Precedent. As a condition precedent to the Closing (defined below) of this Agreement, Seller and Mexedia S.p.A. S.B., as guarantor of the Note,  of the Note, shall have entered into a pledge agreement (the “Pledge Agreement”), in the form of Exhibit B attached hereto, and a guaranty (the “Guaranty”), in the form of Exhibit C attached hereto. The Pledge Agreement and the Guaranty are to become binding agreement upon the consummation of the Acquisition Agreements.

4.Closing.

(a)The purchase and sale of the Subject Preferred Stock shall take place at a closing (the “Closing”), to occur immediately following the effectiveness of the acquisition transactions (the “Acquisitions”) contemplated by those certain share exchange agreements, dated as of September ___, 2024, by and between (1) the Issuer, Mexedia, Inc. and its shareholder and (2) the Issuer, Mexedia DAC an its shareholder (collectively, the “Acquisition Agreements”). The parties hereto shall have no obligation to complete the Closing in the event all of the Acquisition Agreements are not consummated contemporaneously.

(b)At the Closing:

(1)Seller shall deliver to the Issuer book-entry statements representing the shares of Subject Preferred Stock, duly endorsed in form for transfer to the Issuer.

(2)The Issuer shall have delivered a fully executed Pledge Agreement and a fully executed Guaranty.

(3)The Issuer shall pay to Seller the Purchase Price, as set forth in Exhibit A.

(4)At, and at any time after, the Closing, Seller shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement, as may be requested by the Issuer.

5.Representations and Warranties.

(a)Of Seller. Seller makes the following representations and warranties to the Issuer with respect to Seller and the Subject Preferred Stock to be sold by Seller hereunder:

(1)Seller is domiciled in the United States of America.

(2)Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(3)Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(4)Seller owns the Subject Preferred Stock free and clear of any and all options, liens, claims, encumbrances, security interests, pledges, preemptive rights, rights of first refusal and adverse interests of any kind. Seller agrees that the consideration payable by the Issuer for the re-purchase and redemption of the Subject Preferred Stock is fair and reasonable and that Seller is in the best position to evaluate and determine the fair value of the Subject Preferred Stock. There are no restrictions on the transfer or redemption of the Subject Preferred Stock (other than restrictions under the Securities Act or state securities laws). No person or entity has any right to purchase the Subject Preferred Stock or any portion thereof or interest therein.

(5)Seller has received and reviewed the Acquisition Agreements and understands and consents to the transactions contemplated thereby. Seller has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the Issuer and its officers and directors with regard to each of the Issuer and Mexedia S.p.A. S.B., the owner of Mexedia, Inc. and Mexedia DAC, as it deems necessary to evaluate the merits of consenting to the Issuer’s consummating such transactions, it being understood that Seller is the controlling stockholder of the Issuer and, as such, is intimately familiar with the Issuer and its business, operations, assets, liabilities, prospects and financial condition in all respects. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory.

(6)There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Seller’s knowledge, threatened against Seller or any of its properties. There is no judgment, decree or order against Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(7)No bankruptcy, receivership or debtor relief proceedings are pending or, to Seller’s knowledge, threatened against Seller.

(8)All representations, covenants and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

(b)Of the Issuer. The Issuer makes the following representations and warranties to Seller:

(1)The Board of Directors has authorized the Issuer’s entering into this Agreement and consummating the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(2)The Issuer is in good standing in the State of Nevada and in every other jurisdiction in which it engages in business.

(3)There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s knowledge, threatened against the Issuer or any of its properties. There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(4)No bankruptcy, receivership or debtor relief proceedings are pending or, to the Issuer’s knowledge, threatened against the Issuer.

(5)All representations, covenants and warranties of the Issuer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

6.Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

7.Release. Seller, on its own behalf and, to the extent of its legal authority, on behalf of its successors, assigns, heirs, next-of-kin, representatives, administrators, executors, partners, agents and affiliates, and any other person claiming by, through or under any of the foregoing (individually, a “Releasing Party”, and, collectively, “Releasing Parties”), hereby unconditionally and irrevocably releases, waives and forever discharges, effective as of the Closing hereunder, the Issuer, Phone Match, LLC, including its members, Mexedia, Inc., including its shareholder, and Mexedia DAC, including its shareholder, and each of their past and present respective officers, directors, employees, stockholders, predecessors, successors, assigns, partners, subsidiaries and affiliates (individually, a “Released Party”, and, collectively, “Released Parties”) from any and all claims, obligations, contracts, agreements, rights, debts, covenants and liabilities (including attorneys’ fees and costs) of any nature whatsoever, whether fixed or contingent, known or unknown, suspected or claimed to exist or unsuspected, regardless of whether knowledge of the unknown or unsuspected claim would have materially affected Seller’s decision to enter into this Agreement, both at law and in equity, arising directly or indirectly from any act, omission, event, or transaction occurring (or any facts or circumstances existing) on or prior to the Closing hereunder, but excluding claims for breach by the Issuer of any provision of this Agreement.

8.Miscellaneous.

(a)Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties, with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c). Notices shall be deemed to have been received on the date of personal delivery or e-email or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Issuer:

7950 East Redfield Road, Unit 210, Scottsdale, Arizona 85260.

If to Seller:20311 Chartwell Center Drive, Suite 1469, Cornelius, North Carolina 28031.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of North Carolina or in the federal courts located in the state and City of Charlotte, North Carolina. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Issuer and the Seller waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, any agreement or any other document delivered in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(f)Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(g)Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

(h)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(i)Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:SELLER:

RAADR, INC.JANBELLA GROUP, LLC

EXEMPLAREXEMPLAR

By: _______________________By: _______________________

Jacob DiMartinoWilliam Alessi

Chief Executive Officer

Managing Member

EXHIBIT A

Purchase Price of Subject Preferred Stock

Due to the difficulty in establishing a value for the businesses to be acquired by the Issuer in the Acquisitions, the Issuer and Seller have agreed to a minimum Purchase Price of $540,000.00 (the “Minimum Price”) and a maximum Purchase Price of $1,800,000.00 (the “Maximum Price”) for the Subject Preferred Stock. The Purchase Price shall be paid by the Issuer’s delivery of a secured promissory note (the  “Redemption Note”), in the form of Annex I attached to this Exhibit A.

ANNEX I

Form of Redemption Note

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECURED PROMISSORY NOTE

Principal Amount: $540,000.00Issue Date: September ___, 2024

Raadr, Inc., a Nevada corporation (“Maker”), promises to pay to JanBella Group, LLC (“Holder”) the principal sum of Five Hundred Forty Thousand Dollars ($540,000.00) (the “Principal Balance”), together with interest accrued thereon calculated at the rate of eight percent (8%) per annum (the “Interest”), all as set forth herein (the “Note”).

The Principal Balance and accrued Interest shall be due and payable, as follows:

(A)within three (3) business days from the end of each calendar month during which Maker shall have received proceeds (each a “Monthly Reg A Tranche”) under Maker’s next-filed Offering Statement on Form 1-A (the “Regulation A Offering”), Maker shall pay Holder an amount that equals forty percent (40%) of each Monthly Reg A Tranche amount that exceeds $100,000, with each such payment being applied first to accrued Interest and then to the Principal Balance of this Note, until such time as all accrued Interest and the Principal Balance shall have been paid in full; and

(B)in any event, on or before September ___, 2025 (the “Maturity Date”).

Following the date of payment in full of the Principal Balance and all accrued Interest thereon (the “Balance Date”), Maker further promises to pay to Holder up to an additional $1,260,000 as additional principal (the “Additional Principal”). In this regard, within three (3) business days from Maker’s receipt of a Monthly Reg A Tranche after the Balance Date, Maker shall pay Holder an amount that equals ten percent (10%) of each Monthly Reg A Tranche amount that exceeds $100,000, until such time as all of the Additional Principal has been paid. Further, and in addition to the provisions of the foregoing sentence, for a period of 18 months immediately following the Issue Date, within three (3) business days from Maker's receipt of any third-party funding (the "Sourced Funding"), whether in the from of debt and/or equity, Maker shall pay Holder an amount that equals ten percent (10%) of the Sourced Funding amount, until such time as all of the Additional Principal has been paid. Maker shall incur no penalty for its failing to pay the Addition Principal amount in full.

Upon a default by Maker hereunder, the then-outstanding Principal Balance shall thereafter bear interest thereon at eighteen percent (18%) per annum (the “Default Rate”) until the past due amount, including interest at the Default Rate, shall have been paid in full.

In the event any payment called for by this Note would result in the violation of applicable usury laws, then any amount paid in excess of the maximum amount on interest allowed by law shall be applied towards a reduction of the outstanding principal balance.

The obligations of this Note are secured by (a) that certain Pledge Agreement dated as of the Issue Date among Holder, as lender, and Heritage Ventures Ltd., Gianluca Benedetti and Adama GmbH, as guarantors, and (b) that certain Guaranty dated as of the Issue Date among Holder, as lender, and Heritage Ventures Ltd., Gianluca Benedetti and Adama GmbH, as guarantors.

The occurrence of any one or more of the following events shall constitute a default under this Note:

(a)failure of Maker to file the Regulation A Offering within twenty (20) days from the Issue Date of this Note;

(b)failure of Maker to make any payment when due under this Note, with a grace period of two (2) business days;

(c)the filing of any petition under federal bankruptcy law or any similar federal or state statute by or against Maker;

(d)an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Maker;

(e)the validity or enforceability of this Note is contested by Maker; or

(f)Maker denies that it has any or any further liability or obligation hereunder.

This Note is and shall be deemed to have been made and delivered in the State of North Carolina and in all respects shall be governed and construed in accordance with the laws of that State.

This Note shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of North Carolina or in the federal courts located in the City of Charlotte, State of North Carolina. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The word “Maker” shall include Maker’s representatives, successors and assigns and the word “Holder” shall include Holder’s representatives, successors and assigns.

Maker and all endorsers of this Note hereby waive presentment for payment, demand for payment, notice of non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereon in whole or in part.

If this Note shall be placed with an attorney for collection, Maker, endorsers and guarantors agree to pay all costs of collection, including reasonable attorneys’ fees which shall be added to the amount due under this Note and shall be recoverable with the amount due under this Note and shall be a lien on any collateral securing this Note.

Maker acknowledges and agrees that sufficient consideration has passed to render this Note valid and enforceable and waives any claim based on inadequate consideration.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above set forth.

RAADR, INC.

EXEMPLAR

By: ___________________________

Jacob DiMartino

Chief Executive Officer

EXHIBIT B

Form of Pledge Agreement

PLEDGE AGREEMENT

This Pledge Agreement (the “Agreement”) is made and entered as of September  ___, 2024, by and among Mexedia S.p.A. S.B. (“Guarantor”), JanBella Group, LLC, a North Carolina limited liability company (“Lender”), and the undersigned holder of the pledged shares (“Pledge Holder”).

RECITALS

Raadr, Inc., a Nevada corporation (the “Company”), issued a Secured Promissory Note, dated as of the date of this Agreement (the “Redemption Note”) to Lender, whereby the Company owes payment obligations to Lender.

Guarantor has agreed to secure the Company’s payment obligations to Lender under the Redemption Note with a guaranty and a pledge of, and thereby create a security interest in favor of Lender in, a total of 75,000 shares of Series F Preferred Stock of the Company (the “Shares”), the Shares representing 100% of the issued and outstanding shares of Series F Preferred Stock of the Company.

AGREEMENT

1.Security Interest. Guarantor hereby grants to Lender a security interest in (a) the Shares, (b) all Dividends (as defined below), and (c) all Additional Securities (as defined below); to secure payment of the Redemption Note and performance of all Guarantor’s obligations under this Agreement. For purposes of this Agreement, the Shares, all Dividends and all Additional Securities will be collectively referred to as the “Collateral”. If any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral (“Additional Securities”), then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Guarantor, immediately surrendered to Lender care of the Pledge Holder and) pledged to Lender to be held under the terms of this Agreement as and in the same manner as the Collateral is held hereunder.

2.Appointment of the Pledge Holder. Guarantor and Lender hereby designate and appoint the Pledge Holder as such for the purposes hereinafter set forth. Guarantor hereby deposits with the Pledge Holder (a) the Shares, as are represented by the book entry statement in the name of Guarantor, (b) the original Stock Power, copies of which are attached hereto as Exhibit A, and (c) documentation waiving the Medallion Signature Guaranty requirement signed by the Company and Manhattan Transfer Registrar Co., in form satisfactory to Lender.

3.Rights and Obligations of the Pledge Holder.

(a)Guarantor and Lender hereby authorize the Pledge Holder to keep and preserve the Shares in its possession pending payment in full of the Redemption Note. If a default occurs under the terms of this Agreement or the Redemption Note, then Lender shall provide written notice to Guarantor and the Company specifying the default and shall, subject to Section 3(b) hereof, have the right to direct the Pledge Holder to transfer the Shares to the Lender or its designee if Guarantor and/or the Company has not cured the default within 15 days after receipt of the notice. In such event, the Pledge Holder, acting as agent of Lender, shall, with respect to the Shares, exercise the rights and duties of a Secured Party under the Uniform Commercial Code as enacted in Nevada (the “UCC”), and under any other applicable law as the same may, from time to time, be in effect. Guarantor agrees that any notice by Pledge Holder concerning the sale, disposition or other intended action in connection with the Shares, whether required by the UCC, or otherwise shall constitute reasonable notice to Guarantor if such notice is mailed by registered mail or certified mail, return receipt requested, postage prepaid at least ten days prior to such action.

(b)Notwithstanding anything contained herein to the contrary, in no event shall the Lender, or any affiliate of the Lender, be entitled to exercise incidents of ownership over, own, or convert any portion of the Shares in excess of that portion of Shares that upon conversion of which the sum of: (1) the number of shares of common stock of the Company (the “Common Stock”) beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of any securities of the Company or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations set forth in this Section 3(b) may be waived by the Lender only upon, at the election of the Lender, not less than 61 days’ prior notice to the Company and the Pledge Holder, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Lender, as may be specified in such notice of waiver).

4.Disposition of Shares. Upon any disposition of the Shares by Pledge Holder in accordance with the terms of Section 3 (Rights and Obligations of the Pledge Holder), Lender shall be entitled to all of the proceeds of any such disposition.

5.Rights of Beneficial Ownership. Upon an event of default under the Redemption Note, and subject to Section 3(b), Lender shall be deemed the beneficial owner of the Shares and shall have all rights and benefits incident thereto. Lender and Guarantors, and each of them, agree to execute any necessary proxies or other documents to effectuate this right. So long as Guarantor owns the Shares and no event of default has occurred under the Redemption Note, Guarantor shall be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Guarantor.

6.Covenants of Guarantor. Guarantor hereby represents and warrants to Lender that Guarantor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Guarantor has the right to pledge and grant Lender the security interest in the Collateral granted under this Agreement. Guarantor agrees that, until all sums due under the Redemption Note have been paid in full, Guarantor will not: (a) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, (b) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral, (c) suffer or permit to continue upon any of the Collateral during the term of this Agreement, an attachment, levy, execution or statutory lien, (d) permit the issuance of any equity of the Company or any other security of the Company which diminishes the value, or rights and preferences of the Shares or otherwise make any change to its capitalization; or (e) amend the rights and preferences of the Shares.

There shall be no substitution of collateral under the terms of this Agreement, without the prior written consent of Lender.

Guarantor hereby agrees to indemnify Lender and Pledge Holder against any direct loss, reasonable cost or out-of-pocket expense incurred by holder in connection with the Redemption Note and Agreement and the exercise of any and all rights pertaining thereto, including, without limitation, all court costs, reasonable attorney’s fees and other costs of collection.

7.Disputes. In the event of a dispute with respect to the terms and provisions of this Agreement, Pledge Holder shall not be required to resolve that dispute or take any action with respect thereto. Pledge Holder may continue to hold the Shares and await final resolution of the dispute by joint written instructions from Guarantor and Lender or by a final determination of a court or arbitration panel of competent jurisdiction. In the alternative, Pledge Holder may deliver the Shares to a court of proper jurisdiction under an appropriate action in interpleader and thereupon be relieved of all responsibility under this Agreement.

8.Release of Shares. When satisfactory proof has been presented to Pledge Holder that all amounts due under the Redemption Note (including accrued interest thereon) have been paid, Pledge Holder shall deliver the Shares with stock power attached to Guarantor and all obligations by and among Guarantor, Lender and Pledge Holder under this Agreement shall thereupon cease.

9.Conduct of Pledge Holder. Pledge Holder shall not be required to exercise any standard of care greater than ordinary care in discharging its duties and obligations under this Agreement and Pledge Holder shall not incur any liability to anyone for any damages, losses or expenses with respect to any action taken or omitted in good faith. Pledge Holder shall have no duties other than those expressly imposed herein. Pledge Holder may rely and shall be protected in relying upon any paper or other document that may be submitted to it in connection with its duties hereunder and that it believes to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof. Pledge Holder may resign as such following the giving of 30 days prior written notice to the other parties hereto. Similarly, Pledge Holder may be removed and replaced following the giving of 30-days’ prior written notice to Pledge Holder by the other parties hereto. In either event, the duties of Pledge Holder shall terminate 30 days after receipt of such notice (or as of such earlier date as may be mutually agreeable), and Pledge Holder shall then deliver the Shares and any other related materials then in its possession to a successor pledge holder as shall be appointed by the other parties hereto as evidenced by a written notice filed with Pledge Holder. If the other parties hereto have failed to appoint a successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, Pledge Holder may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor pledge holder or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

10.Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (1) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (2) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Lender:JanBella Group, LLC, Attention: William Alessi

20311 Chartwell Center Drive, Suite 1469, Cornelius, NC 28031

E-mail: balessi@alphamodus.com

If to Guarantor:Attention: Orlando Taddeo

Via di Affogalasino, 105  -  00148 Roma RM

E-mail: otaddeo@mexedia.com

If to Pledge Holder:Newlan Law Firm, PLLC, Attention: Eric Newlan

2201 Long Prairie Road, Suite 107-762, Flower Mound, Texas 75022

E-mail: eric@newlanpllc.com

11.Wavier. No delay or omission by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lender hereunder are cumulative.

12.General. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by written agreement subscribed by Guarantor and Lender. An executed original of any such agreement shall be delivered to the Pledge Holder upon its execution and if such agreement affects the right, duties or obligations of the Pledge Holder under this Agreement, it must also be executed and agreed to by the Pledge Holder before the same shall have any legal effect. This Agreement shall be governed under the laws of the State of North Carolina without regard to conflict of law principles; and any action with respect to this Agreement shall be bought in the State of North Carolina, County of Mecklenburg. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as required by law, each party to this Agreement shall keep this Agreement, the Redemption Note and the transactions contemplated by these agreements strictly confidential.

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement on the date first set forth above.

GUARANTOR: MEXEDIA S.p.A. S.B. EXEMPLAR By: __________________________ Orlando Taddeo President

LENDER:

JANBELLA GROUP, LLC

EXEMPLAR

By: ______________________________

William Alessi

Managing Member

PLEDGE HOLDER:

NEWLAN LAW FIRM, PLLC

EXEMPLAR

By: _____________________________

Eric Newlan

Managing Member

ACKNOWLEDGED AND AGREED BY THE COMPANY:

RAADR, INC.

EXEMPLAR

By: ________________________________________

Jacob DiMartino

Chief Executive Officer

EXHIBIT C

Form of Guaranty

GUARANTY

This Guaranty, dated as of September ___, 2024, is made by and between Mexedia S.p.A. S.B. (“Guarantor”), and JanBella Group, LLC, a North Carolina limited liability company (“Lender”).

RECITALS

On September ___, 2024, Raadr, Inc., a Nevada corporation (“Borrower”), issued a Secured Promissory Note (the “Redemption Note”) in the principal amount of $540,000.00. A material element of the Redemption Note is, among others, the delivery of a pledge agreement (the “Pledge Agreement”) dated the date hereof by and among Guarantor, Borrower and Lender, whereby Guarantor pledged a total of 75,000 shares of Series F Preferred Stock of the Company (the “Pledged Securities”), to secure the performance when due of all obligations of Borrower pursuant to the Note and this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to consummate the transactions contemplated by the Agreement, Guarantor hereby agrees as follows:

1.Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt performance when due of all obligations of Borrower under the Note (the “Obligations”).

2.Guaranty Absolute. Guarantors, and each of them, guarantee that the Obligations will be performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto; and if such Obligations are not performed accordingly, Guarantor hereby unconditionally and irrevocably guarantees the full and prompt performance when due of all Obligations (including, but not limited to, payment). The liability of Guarantor is primary, direct and independent of the obligations of Borrower pursuant to the Note. This Guaranty shall be enforceable against Guarantor in the same manner as if Guarantor were the primary obligor. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure thereof;

(b)any defense which Guarantor may assert including, but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction and usury; or

(c)any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor.

None of the foregoing waivers shall prejudice Lender’s rights under the Note. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

Notwithstanding any of the foregoing provisions of this Section 2 to the contrary, should Guarantor deliver the Pledged Securities to Lender in accordance with the terms of the Pledge Agreement upon Borrower’s failure to fully and promptly perform its Obligations under the Note, then Guarantor’s guaranty hereunder shall be deemed to be fully satisfied and Guarantor shall have no further liability to Lender hereunder.

3.Matters Being Waived. Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the obligations of the Note and this Guaranty and any requirement that Lender exhausts any right or take any action against Borrower or any other person or entity or any collateral.

4.Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Guaranty shall be brought only in the state courts of North Carolina or in the federal courts located in the state and City of Charlotte, North Carolina. The parties to this Guaranty hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Guaranty or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Guaranty, any agreement or any other document delivered in connection with this Guaranty by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.Miscellaneous Provisions.

(a)Amendments. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(c)Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Guaranty.

(d)Severability. If any provision of this Guaranty for any reason shall be held to be illegal,

invalid or unenforceable, such illegality shall not affect any other provision of this Guaranty, this Guaranty shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Guaranty so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

(e)Continuing Guaranty. This Guaranty is a continuing guaranty and shall (1) remain in full force and effect until payment in full of the obligations of the Note and all other amounts payable under this Guaranty, (2) be binding upon Guarantors, and each of them, their respective successors and respective assigns, and (3) inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns.

IN WITNESS WHEREOF, Guarantors have duly executed, or caused to be duly executed, and delivered this Guaranty as of the date first above written.

GUARANTOR:

MEXEDIA S.p.A. S.B.

EXEMPLAR

By: __________________________

Orlando Taddeo

President

EXHIBIT D

Trade Payables of RDAR

To remain RDAR obligations:

Michael Handelman (CPA)$6,000.00

Manhattan Transfer Registrar Co.$6,005.00

To be assigned by RDAR to new subsidiary post-closing:

Cooperative Computing (App developer)$30,000.00

EXHIBIT E

Form of Closing Certificate of RDAR

CERTIFICATE OF THE COMPANY

[Pursuant to Section 7.1(a) of the Share Exchange Agreement]

The undersigned, Jacob DiMartino, the duly elected and acting Chief Executive Officer of Raadr, Inc., a Nevada corporation (the “Company”), hereby certifies and affirms that each of the following is true and correct:

1.The representations and warranties of the Company contained in that certain Share Exchange Agreement (the “Exchange Agreement”) to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2.The Company is a corporation duly organized and existing under the laws of the State of Nevada, and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3.The execution, delivery and performance by the Company of the Exchange Agreement, in accordance with the terms and provisions of the Exchange Agreement, have been duly authorized by appropriate corporate action of the Company.

4.The Company has full power, right and authority to enter into the Exchange Agreement and to perform their respective obligations under the Exchange Agreement, and the Exchange Agreement is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

5.The Exchange Shares of the Company to be issued pursuant to the Exchange Agreement will be, upon issuance and delivery pursuant to the terms of the Exchange Agreement, validly issued, fully paid and non-assessable.

Certified and affirmed this ____ day of September, 2024.

RAADR, INC.

EXEMPLAR

By: __________________________

Jacob DiMartino

Chief Executive Officer

EXHIBIT F

Form of Closing Certificate of Acquired Company and the Owner

CERTIFICATE OF ACQUIRED COMPANY AND THE OWNER

[Pursuant to Section 7.2(a) of the Share Exchange Agreement]

The undersigned hereby certify and affirm that each of the following is true and correct:

1.The representations and warranties of Mexedia Inc., a Florida corporation (the “Acquired Company”), in that certain Share Exchange Agreement (the “Exchange Agreement”) to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2.Acquired Company is a corporation duly organized and existing under the laws of the Florida, and has the corporate power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3.The execution, delivery and performance by Acquired Company of the Exchange Agreement, in accordance with its terms and provisions, have been duly authorized by appropriate corporate action of Acquired Company.

4.Acquired Company has full power, right and authority to enter into the Exchange Agreement and to perform its obligations under the Exchange Agreement and the Exchange Agreement is the legal, valid and binding obligation of Acquired Company and is enforceable against Acquired Company in accordance with its terms.

5.The Ownership Interest of Acquired Company that is the subject to the Exchange Agreement is fully paid and non-assessable and, when transferred and sold on the Closing Date of the Exchange Agreement, will be free and clear of any liens, claims and encumbrances.

6.Acquired Company and the Owner have each performed or complied with, in all material respects, all agreements and covenants required of them by the Exchange Agreement to which this Certificate relates.

Certified and affirmed this ___ day of September, 2024.

OWNER: MEXEDIA S.p.A. S.B. EXEMPLAR By: __________________________ Orlando Taddeo President	ACQUIRED COMPANY: MEXEDIA INC. EXEMPLAR By: __________________________ Orlando Taddeo President